EXHIBIT 10.39

                  AMENDMENT TO MODIFIED SETTLEMENT AGREEMENT


      This Amendment is entered into on the 26th day of June, 1997 by and between Westmark Group Holdings, Inc., a Delaware corporation ("WGHI") and Medical Industries of America, Inc., a Florida corporation ("MIOA"), and is made with reference to the following:

                                   RECITALS

      WHEREAS, WGHI and MIOA entered into a Settlement Agreement ("Agreement") on the 23rd day of January, 1997 and;

      WHEREAS, the parties modified said Settlement Agreement on March 31, 1997 ("Modified Settlement Agreement"), and;

      WHEREAS, the parties further desire to amend said Modified Settlement Agreement;

      NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, WGHI and MIOA mutually agree to amend the Modified Settlement Agreement as follows:

      1. Paragraphs 1, 2 and 3 of the aforementioned Modified Settlement Agreement are hereby deleted in their entirety.

      2. DEBT REPAYMENT. WGHI acknowledges an indebtedness to MIOA in the sum of $1,953,000, less interest in the sum of $47,000 which represents interest forgiveness for the second quarter, 1997. Said indebtedness shall be satisfied as follows:

            A. WGHI shall execute a Promissory Note in the sum of $1,953,000 together with interest at 10% per annum. WGHI shall pay no less than $25,000 per month commencing June 30, 1997 and continuing on the 30th day of each month thereafter until June 30, 2000 at which time the entire balance of unpaid principal and accrued interest shall be paid in full.

            B. MIOA shall be entitled to the first $300,000 received by WGHI with respect to the receipt of additional capitalization by WGHI in the minimum amount of $300,000 and maximum amount of $1.5 million. In the event of the receipt of additional capitalization by WGHI in excess of $1.5 million, MIOA shall be entitled to receive the first $500,000 of additional capitalization above $1.5 million.

            C. MIOA shall be entitled to 50% of any additional capitalization received by WGHI in excess of $3 million until said indebtedness shall have been paid in full.

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            D.    MIOA shall also be entitled to 15% of the net cash flow of
                  WGHI in excess of operating expenses and settlement payments on a consolidated basis during the calendar year 1997 and 20% of said net cash flow in the calendar year 1998.

            E. In the event WGHI shall sell either Westmark Mortgage Corporation or Green World Technologies, Inc., wholly owned subsidiaries of WGHI, or in the alternative event of a "spin-off" of either subsidiary, MIOA shall be entitled to receive and WGHI agrees to pay to MIOA 50% of the cash proceeds received by WGHI resulting from a sale or "spin-off."

      3. CLOSING DATE. For the purpose of this Agreement, the closing date shall be June 30, 1997.

      4. ANTI-DILUTION AND DEFAULT. WGHI and MIOA mutually covenant and agree that Paragraph 1.6 of the Stock Purchase Agreement entered into by and between the parties on November 21, 1995 as amended, is hereby deleted and terminated in its entirety and shall be of no further force or effect. In the event of any default with regard to the terms and conditions of the aforementioned Promissory Note, WGHI shall issue to MIOA, shares of common stock of WGHI with a value equivalent to the unpaid balance of principal and accrued interest pursuant to said Promissory Note. The unpaid indebtedness as hereinabove set forth shall also be secured by the preferred shares of MIOA stock owned by WGHI. In the event of default as hereinabove setforth, said preferred shares shall be assigned, transferred and conveyed to MIOA and WGHI shall have no further rights to conversion.

      5. MIOA shall have demand registration rights with respect to the WGHI shares of common stock owned by MIOA. Said demand registration rights shall be incorporated in a separate agreement between WGHI and MIOA.

      6. After satisfaction of the indebtedness referred to herein above, MIOA shall repurchase the shares of MIOA preferred and common stock owned by WGHI and WGHI shall repurchase the shares of WGHI preferred and common stock owned by MIOA. The purchase price for the preferred shares shall be the stated value and the purchase price for the common shares shall be the closing bid price on the day prior to the repurchase.

      7. Except as hereinabove amended, said Modified Settlement Agreement shall continue in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Modification as of the date first stated above.


WESTMARK GROUP HOLDINGS, INC.       MEDICAL INDUSTRIES OF AMERICA



By:_________________________              By:_________________________________

Its:________________________              Its:________________________________

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